UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2011

CYS Investments, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-33740	20-4072657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

890 Winter Street, Suite 200

Waltham, Massachusetts 02451

(Address of principal executive offices)

Registrant’s telephone number, including area code: (617) 639-0440

Cypress Sharpridge Investments, Inc.

437 Madison Avenue, 33rd Floor

New York, New York 10022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 1, 2011, CYS Investments, Inc. (the “Company”) completed the acquisition of certain assets and entered into agreements to internalize the Company’s management (the “Internalization”). This Form 8-K is being filed to disclose, among other things, the transactions that were completed and the agreements that various parties executed in order to complete the Internalization.

Employment Agreements

In connection with the Internalization, the Company entered into employment agreements with its current Chief Executive Officer and President, Kevin E. Grant, as Chief Executive Officer, President and Chief Investment Officer, its current Chief Financial Officer and Treasurer, Frances R. Spark, as Chief Financial Officer and Treasurer, its current Chief Operating Officer, Richard E. Cleary, as Chief Operating Officer and Assistant Secretary, and its current Secretary, Thomas A. Rosenbloom, as Executive Vice President of Business Development, General Counsel and Secretary.

Mr. Grant’s employment agreement has an initial term of four years beginning on September 1, 2011, and each of the employment agreements for Ms. Spark, Mr. Cleary and Mr. Rosenbloom has an initial term of three years beginning on September 1, 2011. Following the initial term, each employment agreement automatically will extend on an annual basis for one additional year, unless notice not to renew the Employment Agreement is given 90 days prior to the expiration of its term. Each of these executives will receive an annualized base salary for 2011 as follows: Mr. Grant—$750,000; Ms. Spark—$500,000; Mr. Cleary—$450,000; and Mr. Rosenbloom—$450,000. In subsequent years during the term, the base salary under the Employment Agreement will be subject to annual review and adjustment from time to time by the Compensation Committee of the Company’s Board of Directors (the “Board”).

The employment agreements provide that Mr. Grant, Ms. Spark, Mr. Cleary and Mr. Rosenbloom will be eligible to participate in, and be paid a performance bonus under, the incentive compensation plan that was adopted by the Board in connection with the Internalization (the “Bonus Plan”). The Bonus Plan is described in more detail below.

Each employment agreement provides that, upon execution of a release agreement satisfactory to the Company and the executive, each executive will receive severance payments in the event of termination of his or her employment with the Company (including as a result of non-renewal by the Company at the end of the term) other than a termination by the Company for “cause” (as defined in the employment agreements), or by the executive with “good reason” (as defined in the employment agreements). These severance payments include:

•

a multiple of the executive’s average base salary and performance bonus for the three fiscal years preceding the termination date. The multiples are as follows: Mr. Grant—2.5 (2.0 in the case of a termination due to a non-renewal); and Ms. Spark, Mr. Cleary and Mr. Rosenbloom—1.0;

•	a pro-rated bonus for the year of termination based on the target annual bonus; and

•	full vesting of all Company equity awards as of the date of termination.

Each employment agreement also provides that, upon execution of a release agreement satisfactory to the Company and the executive, each executive will receive severance payments in the event the Company terminates his or her employment due to the executive’s disability (as defined in the employment agreements). These severance payments include:

•

a multiple of the executive’s average base salary for the three fiscal years preceding the termination date. The multiples are as follows: Mr. Grant—2.0; and Ms. Spark, Mr. Cleary and Mr. Rosenbloom—0.75;

•	a pro-rated bonus for the year of termination based on the target annual bonus; and

•	full vesting of all Company equity awards as of the date of termination.

A copy of each of the employment agreements is filed as an exhibit herewith and incorporated in this Item 5.02 by reference. The above description is a summary of the employment agreements and is qualified in its entirety by the complete text of the agreements.

Bonus Plan

Effective as of September 1, 2011, the Board approved the Bonus Plan to allow the Company’s employees to earn incentive compensation based on the achievement of financial, strategic and individual goals, while more closely aligning the interests of the Company’s employees and stockholders. Under the Bonus Plan, the Compensation Committee will establish a bonus pool each year with the pool comprised of a quantitative component and a qualitative component. For 2011, the bonus pool will not exceed 1.0% of the average net assets of the Company for the year ended December 31, 2011, unless the Board elects to make awards in excess of this limitation. The quantitative component will be determined for 2011 based on the Company’s return on net assets (calculated in accordance with the terms of the Bonus Plan) exceeding the hurdle rates contained in the Bonus Plan. The Bonus Plan also provides that any bonus awards attributable to returns realized because the Company has exceeded the Board’s pre-determined leverage ratio limit will not be paid to participants in the Bonus Plan. The Compensation Committee will determine the size of the qualitative component based on the size of the quantitative component as set forth in the Bonus Plan. The Compensation Committee will determine the amount of the qualitative component based on a number of factors, including the Company’s and the employee’s management of counterparty relations, leverage and liquidity, investor relations, relative total performance and leadership.

Except as set forth in the Bonus Plan, employees will receive 50% of his or her bonus in cash and 50% in shares of restricted stock that will vest ratably on an annual basis over a five-year period. Mr. Grant will be eligible to receive 35% of the total bonus pool allocation; provided that his maximum bonus award under the Bonus Plan will be 500% of his base salary. Ms. Spark will be eligible to receive 10% of the total bonus pool allocation; provided that her maximum bonus award under the Bonus Plan will be 100% of her base salary. Mr. Cleary and Mr. Rosenbloom each will be eligible to receive 8% of the total bonus pool allocation; provided that the maximum bonus award under the Bonus Plan will be 100% of his respective base salary.

A copy of the Bonus Plan is filed as Exhibit 10.5 and incorporated in this Item 5.02 by reference. The above description is a summary of the Bonus Plan and is qualified in its entirety by the complete text of the Bonus Plan.

Restricted Stock Grant and Accelerated Vesting of Restricted Stock

In connection with the execution of Mr. Grant’s employment agreement, Mr. Grant received 150,000 shares of restricted stock on September 1, 2011 that will vest ratably over a five year vesting period, with one-fifth of the shares vesting on each of the first five anniversary dates of the grant date.

In addition, the Company accelerated the vesting of all of Mr. Grant’s outstanding shares of restricted stock issued prior to September 1, 2011, so that all such shares were vested and non-forfeitable on August 31, 2011, immediately prior to the completion of the Internalization.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective as of September 1, 2011, the Board of Directors (the “Board”) of the Company approved articles of amendment to the Company’s charter that changed the name of the Company from “Cypress Sharpridge Investments, Inc.” to “CYS Investments, Inc.” No other changes to the Company’s charter were included in the articles of amendment. A copy of the articles of amendment is filed herewith as Exhibit 3.1 and incorporated in this Item 5.03 by reference.

ITEM 8.01.	OTHER EVENTS

Internalization

On September 1, 2011, the Company entered into an asset purchase and sale agreement (the “Agreement”) with Sharpridge Capital Management, L.P. (“Sharpridge”). The Company previously had been managed by Cypress Sharpridge Advisors LLC (the “Manager”) pursuant to a management agreement (the “Management Agreement”). The Manager had entered into sub-advisory agreements with Sharpridge and an affiliate of The Cypress Group, pursuant to which the Manager was provided with all of the resources and assets used to operate the Company’s business and manage the Company’s assets (the “Assets”). In addition, the Company assumed certain contracts of Sharpridge, including Sharpridge’s office lease. As required by the terms of the Agreement, the Company granted a paid-up, royalty-free, worldwide license to Mr. Grant to permit him to use the intellectual property sold by Sharpridge to the Company in the Internalization, subject to the non-competition and confidentiality provisions contained in Mr. Grant’s employment agreement. Pursuant to the terms of the Agreement, the Company acquired the Assets and assumed certain liabilities from Sharpridge for a purchase price of $750,000 in cash at closing. In connection with the completion of the Internalization, the Management Agreement, sub-advisory agreements and other ancillary agreements related thereto were terminated without the payment of any termination fee.

A copy of the Agreement is filed as Exhibit 99.1 and incorporated in this Item 8.01 by reference. The above description is a summary of the Agreement and is qualified in its entirety by the complete text of the Agreement.

A copy of the press release announcing the completion of the Internalization is furnished as Exhibit 99.2 to this report and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information in the press release attached as Exhibit 99.2 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

Tax Disclosure

The Company is filing as Exhibit 99.3 (which is incorporated by reference herein) a summary of the material U.S. federal income tax considerations relating to the taxation of the Company as a real estate investment trust for U.S. federal income tax purposes and the ownership and disposition of the capital stock of the Company. The summary contained in Exhibit 99.3 updates and is substantially similar to the prior summaries of the U.S. federal income tax treatment of the Company and its stockholders contained in the Company’s Registration Statements on Form S-3. The summary contained in Exhibit 99.3 replaces and supersedes prior summaries of the U.S. federal income tax treatment of the Company and its stockholders to the extent that they are inconsistent with the summary contained in this Form 8-K.

Forward Looking Statements Disclaimer

This Current Report on Form 8-K contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995, including with regard to the anticipated benefits under the employment agreements and the Bonus Plan. Forward-looking statements typically are identified by use of the terms such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to the Company. The Company cannot assure you that actual results will not vary from the expectations contained in the forward-looking statements. All of the forward-looking statements are subject to numerous possible events, factors and conditions, many of which are beyond the control of the Company and not all of which are known to the Company, including, without limitation, market conditions and those described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, each of which has been filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect us. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment, effective as of September 1, 2011
8.1	Opinion of Hunton & Williams LLP with respect to tax matters
10.1	Employment Agreement, dated September 1, 2011, between the Company and Kevin E. Grant
10.2	Employment Agreement, dated September 1, 2011, between the Company and Frances R. Spark
10.3	Employment Agreement, dated September 1, 2011, between the Company and Richard E. Cleary
10.4	Employment Agreement, dated September 1, 2011, between the Company and Thomas A. Rosenbloom
10.5	Incentive Compensation Plan
99.1	Asset Purchase and Sale Agreement, dated September 1, 2011, between the Company and Sharpridge
99.2	Press Release, dated September 1, 2011, issued by the Company announcing the completion of the internalization of its management
99.3	Material U.S. Federal Income Tax Considerations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYS INVESTMENTS, INC.

Dated: September 1, 2011	BY:	/s/ FRANCES R. SPARK
Frances R. Spark Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Amendment, effective as of September 1, 2011
8.1	Opinion of Hunton & Williams LLP with respect to tax matters
10.1	Employment Agreement, dated September 1, 2011, between the Company and Kevin E. Grant
10.2	Employment Agreement, dated September 1, 2011, between the Company and Frances R. Spark
10.3	Employment Agreement, dated September 1, 2011, between the Company and Richard E. Cleary
10.4	Employment Agreement, dated September 1, 2011, between the Company and Thomas A. Rosenbloom
10.5	Incentive Compensation Plan
99.1	Asset Purchase and Sale Agreement, dated September 1, 2011, between the Company and Sharpridge
99.2	Press Release, dated September 1, 2011, issued by the Company announcing the completion of the internalization of its management
99.3	Material U.S. Federal Income Tax Considerations